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                                                                    EXHIBIT 23.3


             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the following Registration
Statements:

     o  Registration Statement No. 333-12976 on Form S-8;

     o  Registration Statement No. 333-113054 on Form S-8; and

     o  Registration Statement No. 333-109783 on Form F-10

of our reports dated February 11, 2005 (which audit report expresses an unqualified opinion on the financial statements and includes Comments by Auditors For U.S. Readers on Canada - U.S. Reporting Differences relating to changes in accounting principles that have a material effect on the comparability of the financial statements and changes that have been implemented in the financial statements), relating to the financial statements of Ivanhoe Energy Inc. appearing in this Annual Report on Form 10-K of Ivanhoe Energy Inc. for the year ended December 31, 2004.

(signed) Deloitte & Touche LLP

Independent Registered Chartered Accountants
Calgary, Alberta, Canada
March 9, 2005